EXTENSION AGREEMENT

         THIS EXTENSION AGREEMENT is entered into as of the 24th day of September, 1998, by and between ProLogis Limited Partnership I, a Delaware Limited Partnership (formerly known as SCI Limited Partnership I, a Delaware Limited Partnership) (the "Landlord") and Human Pheromone Sciences. Inc., a California Corporation (formerly known as Erox Corporation, a California Corporate) (the "Tenant").


                                   WITNESSETH:

         WHEREAS, Landlord and Tenant have entered into a Lease, dated as of the 29th day of September, 1995, pursuant to which Landlord leased to Tenant certain premises located at 4034 Clipper Court, Fremont, CA (such lease, as heretofore and hereafter modified, being herein referred to as the "Lease").

         WHEREAS, Landlord and Tenant desire to extend the term of the Lease on the terms and conditions set forth below.

         NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Landlord and Tenant agree as follows:

         1. The term of the Lease is extended for twenty four (24) months, such that the Lease shall terminate on the 31st day of October, 2000. All of the terms and conditions of the Lease shall remain in full force and effect during such extension period except that the Monthly Base Rent shall be as follows during such extension:

                          Months                  Rent
                          ------                  ----
                          1-12                    $ 9,658.00
                          13-24                   $10,097.00


         2. Except as modified herein, the Lease, and all of the terms and conditions thereof, shall remain in full force and effect.

         3. Any obligation or liability whatsoever of Security Capital Industrial Trust, a Maryland real estate investment trust, which may arise at any time under the Lease or this Agreement or any obligation or liability which may be incurred by it pursuant to any other instrument, transaction or undertaking contemplated hereby, shall not be personally binding upon, nor shall resort for the enforcement thereof be had to the property of, its trustees, directors, shareholders, officers, employees, or agents regardless of whether such obligation or liability is in the nature of contract, tort or otherwise.

         IN WITNESS WHEREOF, the parties hereto have signed this Extension Agreement as of the day and year first above written.


                                      ProLogis Limited Partnership I, a Delaware
                                      Limited Partnership

                                      By: /s/ Ned K. Anderson
                                          -------------------------------------
                                      Name:    Ned K. Anderson
                                      Title:   Senior Vice President

                                                                       LANDLORD


                                      Human Pheromone Sciences, Inc. a
                                      California Corporation

                                      By: /s/ William P. Horgan
                                          -------------------------------------
                                      Name:    William P. Horgan
                                      Title:   CFO

                                                                          TENANT